EXHIBIT B

                 SCHEDULE 13G - TO BE INCLUDED IN STATEMENTS
               FILED PURSUANT TO THE RULE 13d-1(b) or 13d-2(b)

                            RULE 13d-1 (e) AGREEMENT

     The undersigned persons on this 11th day of February, 1994, agree and consent to the joint filing on their behalf of this Schedule 13g in connection with their beneficial ownership of the securities described herein.

                                         GROWTH STOCK OUTLOOK, INC.

                                    By:  CHARLES ALLMON

                                    By:  Charles Allmon
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                                         CHARLES ALLMON

                                    By:  Charles Allmon
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